Exhibit 99.1

LEGEND OIL AND GAS LTD. (LOGL) Director and Management Appointments

Alpharetta, Georgia. – October 7, 2014 - Legend Oil and Gas Ltd. (OTC Markets: LOGL) (“Legend”, the “Company”) announces changes to its Management and Board of Directors.

On October 1, 2014, the Company’s sole Board Member, Marshall Diamond-Goldberg, appointed Andrew S. Reckles, previously Chief Restructuring Officer, to the position of the Company’s Chief Executive Officer. Mr Reckles will also serve on the Board of Directors, and will become its Chairman.

Marshall Diamond-Goldberg, previously President and Chief Executive Officer, will step down as CEO but will retain the title of President.

Further, Warren S. Binderman, Chief Financial Officer, has been appointed to the Board of Directors, and has agreed to serve as the Secretary and Treasurer of the Company.

Marshall Diamond-Goldberg states that “I am happy to have Andy assume the role of CEO and Chairman as his leadership and analytical skills are what the Company needs during this high growth stage of the Company.  These changes will allow me to focus on identifying oil producing assets and in the field overseeing drilling and production operations, which has been the focal point of the Company’s revenue and production growth.”

Mr. Reckles notes that “These changes in responsibility reflect the division of labors which will be instrumental in the Company achieving its growth targets in the most efficient fashion. I am excited to build on the momentum we have gained this summer through our aggressive development and acquisition plan.  Marshall’s technical and Warren’s financial capabilities coupled with my capital markets and financial management skills will provide a strong base for the Company’s plan for rapid expansion of production and revenue over the next year.  This is an exciting time for Legend and all of its stakeholders, and I look forward to steering the Company through it.”.

About Legend Oil and Gas Ltd.

Legend Oil and Gas Ltd. is a managed risk, oil and gas exploration/exploitation, development and production company with activities currently focused on leases in southeastern Kansas and Oklahoma.

Forward-looking Statements:

This press release contains forward-looking statements concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. Forward looking statements in this press release include statements about our drilling development program.  These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the timing and results of our 2014 drilling and development plan.  Additional factors include increased expenses or unanticipated difficulties in drilling wells, actual production being less than our development tests, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations in the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Forms 10-Q for the quarters ended March 31, 2014 and June 30, 2014. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or “potential reserves” among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our filings with the SEC.